Exhibit 3.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                                  AND RIGHTS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                         EMBRYO DEVELOPMENT CORPORATION



Pursuant to Section 151 of the General Corporation Law of the State of Delaware



     EMBRYO DEVELOPMENT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, said Board of Directors, by unanimous written consent dated April 7, 2004, adopted a resolution providing for the designation of a series of three million (3,000,000) shares of the Corporation's preferred stock, par value $0.0001 per share ("Preferred Stock") as "Series B Convertible Preferred Stock," which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in acordance with the provisions of the Certificate of Incorporation, as amended, 3,000,000 shares of the authorized and unissued Preferred Stock, par value $0.0001 per share, are hereby designated as the Corporation's "Series B Convertible Preferred Stock," to have the following preferences and relative, optional and other special rights, qualifications, limitations and restrictions:

     SERIES B CONVERTIBLE PREFERRED STOCK DESIGNATION

     1. Certain Definitions. Except as otherwise expressly provided herein, the following terms, as used herein, have the following meanings:

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

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     "Certificate of  Incorporation"  means the Certificate of  Incorporation of the Company as amended to date and as the same may be further amended from time to time hereafter.

     "Common Stock" means the common stock, par value $0.0001 per share, of the Company, including any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "Holder" means each Person in whose name any shares of Series B Convertible Preferred Stock are issued and outstanding, at the time a determination is made, including Persons to whom such shares are transferred pursuant to the terms hereof.

     "Issuance Date" means, with respect to any shares of Series B Convertible Preferred Stock, the date of issuance of such shares.

     "Liquidation Event" means any liquidation, dissolution, or winding up of the Company whereby all equity securities of the Company then outstanding are redeemed.

     "Liquidation Preference" means $.04 per share

     "Person" means any individual, company, corporation,  partnership,  limited
liability  company,   trust,  division,   governmental,   quasi-governmental  or
regulatory entity or authority or other entity.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

     2. Dividends. The Holders of outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive dividends as such dividends if any, are determined by the Board of Directors.

     3. Liquidation.

     3.1. Upon the occurrence of any Liquidation Event, each Holder of shares of Series B Convertible Preferred Stock then outstanding shall be paid per share immediately before the making of any distributions of any kind in respect of any shares of Common Stock or any other class of capital stock of the Company ranking junior to the Series B Convertible Preferred Stock, in respect of Liquidation Preferences whether now existing or hereafter created.

     3.2. If, upon the occurrence of any Liquidation Event, the assets of the Company available for distribution to the Holders are insufficient to permit the payment in full of the Liquidation Preference per share then outstanding, then the assets of the Company shall be ratably distributed among the Holders, to the extent applicable. Written notice of a Liquidation Event, stating the date established by the Board of Directors for determining Holders of record and the

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

date of the Liquidation Event, the Liquidation Preference, the amount thereof payable per share and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than thirty (30) or more than sixty (60) days prior to the payment date stated therein, to each Holder of then outstanding shares of Series B Convertible Preferred Stock at such Holder's mailing address as shown in the books and records of the Company.

     4. Designation and Number. The Board of Directors of the Corporation has designated 3,000,000 shares of the Corporation's authorized Preferred Stock as a new series to be known as the "Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock").

     5. Automatic Conversion.

     5.1. Each share of Series B Convertible Preferred Stock outstanding shall be automatically converted into shares of common stock of the Corporation, par value $0.0001 per share ("Common Stock"), in a ratio of 10 Shares of the Common Stock for 1 share of the Series B Convertible Preferred Stock (the "Conversion Ratio"), upon the Corporation filing, as authorized by the Board of Directors, such documentation as required to effect an increase in the number of shares of Common Stock which the Corporation is authorized to issue sufficient to convert all shares of then outstanding into Common Stock pursuant to the provisions of this Section 2 (the "Conversion Event").

     5.2. The Company may issue fractional shares of Common Stock upon conversion of the Series B Convertible Preferred Stock. On the date of conversion pursuant to this Section 2, any party entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series B Convertible Preferred Stock.

     6. Voting Rights.

     6.1. Number of Votes. Except as otherwise required by law, the holders of Series B Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder for a vote together with the Common Stock, on the following basis:

          6.1.1. Each share of Common Stock issued and outstanding shall have one vote per share; and

          6.1.2. Each share of Series B Convertible Preferred Stock issued and outstanding shall vote as though it had been converted into Common Stock as provided in Section 5 of this Certificate of Designations, and thus have 10 votes per share.

     6.2. Voting As a Class. Each share of Series B Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series B Convertible Preferred Stock are required to vote or

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


consent as a separate class pursuant to the General Corporation Law of the State of Delaware, and the holders of a majority of the Series B Convertible Preferred Stock entitled to vote shall bind the entire class of Series B Convertible Preferred Stock.

     6.3. Notices. The Corporation shall give the holders of the Series B Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By- laws of the Corporation of any matter to be submitted to such holders for a vote.

     7. Cancellation of Series B Convertible Preferred Stock. Upon conversion of the outstanding shares of Series B Convertible Preferred Stock as provided in
Section 5 of this Certificate of Designations or their liquidation, the shares so converted or liquidated shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series B Convertible Preferred Stock.

     8. Reservation of Shares. Upon occurrence of the Conversion Event, the Corporation shall reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock into shares of Common Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series B Convertible Preferred Stock from time to time outstanding, taking into account all adjustments, if any, required by application of the Conversion Ratio. If at any time after the Conversion Event, the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all of the then outstanding shares of Series B Convertible Preferred Stock pursuant to this Certificate of Designations, the Corporation shall take such corporate action as, in the opinion of counsel to the Corporation, the Corporation has authority to take, to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     9. Amendments and Other Actions.

     9.1. So long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than two-thirds of the then outstanding shares of Series B Convertible Preferred Stock, voting as a separate class: In any manner alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series B Convertible Preferred Stock; or in any manner create any new class or series of capital senior to or in parity with the Series B Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Corporation.

     9.2. Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Corporation may amend or supplement this Certificate without the consent of any holder of Series B Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

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

     10. Registration and Transfer.

     10.1. The Corporation shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Series B
Convertible Preferred Stock) a stock register for the Series B Convertible Preferred Stock in which the Corporation shall record the names and addresses of person in whose name the shares of Series B Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

     10.2. Prior to due presentment for registration of any transferee of any Series B Convertible Preferred Stock, the Corporation may deem and treat the person in whose name any Series B Convertible Preferred Stock is registered as the absolute owner of such Series B Convertible Preferred Stock and the Corporation shall not be affected by notice to the contrary. All transfers of Series B Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

     10.3. No service charge shall be made to a holder of Series B Convertible Preferred Stock for any registration, transfer or exchange.

     11. Principal Office; Notices. The address of the principal office of the Corporation is located at 305 Madison Avenue, New York, NY 10168. Any notice or certificate required by the Certificate of Incorporation of the Corporation, as amended, or this Certificate of Designations to be delivered to any holder of Series B Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Corporation.

     12. Registration and Transfer

     12.1. The Company shall maintain at its principal offices (or at the offices of its transfer agent or such other office or agency as it may designate by notice to the holders of the Series B Convertible Preferred Stock) a stock register for the Series B Convertible Preferred Stock in which the Company shall record the names and addresses of the Holders.

     12.2. Prior to due presentment for registration of any Permitted Transferee (as defined below) of any Series B ConvertiblePreferred Stock, the Company may deem and treat the person in whose name any Series B Convertible Preferred Stock is registered as the absolute owner of such Series B Convertible Preferred Stock and the Company shall not be affected by notice to the contrary.

     12.3. Anything contained herein to the contrary notwithstanding, the Company shall not register as a holder of any shares of Series B Convertible Preferred Stock any proposed transferee thereof, and such proposed transferee shall not be deemed a Holder for any purposes hereunder, unless: (i) such

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

proposed transferee (A) represents to the Company in writing that such proposed transferee is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and (B) provides written certification to the Company of the basis of such transferee's status as an accredited investor, which certification shall be satisfactory to the Company in its sole discretion, exercised in good faith; (C) agrees, in writing, to abide by the terms of, and to assume the obligations of the initial Holder under any written agreement between the Company and such initial Holder; and (D) is provided a copy of this Certificate of Designation (as the same may be amended from time to time); and (ii) the proposed transfer is made pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or an exemption from such registration is available.

     12.4. Each certificate representing any shares of Series B Convertible Preferred Stock shall contain the following legends placed prominently on the front or back of the certificate:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     EMBRYO DEVELOPMENT CORPORATION WILL FURNISH, WITHOUT CHARGE, TO EACH HOLDER OF ITS SERIES C PREFERRED STOCK WHO SO REQUESTS A COPY OF THE CERTIFICATE Of DESIGNATION SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SUCH STOCK AND ANY OTHER CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     12.5. No service charge shall be made to any Holder for any registration, transfer or exchange.

     13.  Ranking.  Except  as  otherwise  provided  herein  or agreed to by the
Holders: with respect to the right to payment and receipt of dividends and the right to receive distributions of assets upon a Liquidation Event, the Series B Convertible Preferred Stock shall rank (i) junior to the Series A Preferred Stock; and (ii) senior to any and all other classes of capital stock of the Company, whether now existing or hereafter created.

     14. Action by Written Consent. Whenever, under this Certificate of Designation or otherwise, the Holders of the Series B Convertible Preferred Stock are required to take any action, such Holders may take action without a

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meeting,  without  prior notice and without a vote,  if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders of more than % of the then outstanding shares of Series B Convertible Preferred Stock.

     IN  WITNESS  WHEREOF,   Embryo  Development  Corporation  has  caused  this
Certificate of Designation to be signed on this 7th day of April 2004.

                                 EMBRYO DEVELOPMENT CORPORATION



                                 By:    /s/  Matthew Harriton
                                        ---------------------
                                 Name:    Matthew Harriton
                                 Title:   Chief Executive Officer





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